Exhibit 10.11

Partner Agreement Between

OZ Management LP and James Levin

This Partner Agreement dated as of January 28, 2013 (as amended, modified, supplemented or restated from time to time, this “Agreement”) reflects the agreement of OZ Management LP (the “Partnership”) and James Levin (the “Limited Partner”) with respect to certain matters concerning (i) the conditional grant by the Partnership to the Limited Partner as of the date hereof (the “Retention Grant Date”) of Class D Common Units under the Amended and Restated Och-Ziff Capital Management Group LLC 2007 Equity Incentive Plan (as amended, modified, supplemented or restated from time to time, the “Plan”) as a retention and long-term compensation award, (ii) the provision for a further conditional grant by the Partnership to the Limited Partner of Class D Common Units under the Plan or a successor plan on or about January 1, 2014 (the “Additional Retention Grant Date”) as an additional element of such retention and long-term compensation award, and (iii) his rights and obligations under the Amended and Restated Agreement of Limited Partnership of the Partnership dated as of August 1, 2012 (as amended, modified, supplemented or restated from time to time, the “Limited Partnership Agreement”), the Partner Agreement dated as of November 10, 2010 that was entered into between the Limited Partner and the Partnership in connection with his admission to the Partnership (as amended, modified, supplemented or restated from time to time, his “Initial Partner Agreement”), the First Amended and Restated Registration Rights Agreement, dated as of August 1, 2012 (as amended, modified, supplemented or restated from time to time, the “Registration Rights Agreement”) and any other Partner Agreements entered into between the Limited Partner and the Partnership prior to the date hereof (such Partner Agreements, together with the Initial Partner Agreement, the “Existing Partner Agreements”).  This Agreement shall be a “Partner Agreement” (as defined in the Limited Partnership Agreement).  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Limited Partnership Agreement.  The Compensation Committee of the Board of Directors of Och-Ziff Capital Management Group LLC (the “Compensation Committee”) has approved the conditional awards of Class D Common Units described in Sections 1 and 2 of this Agreement.

1. Grant of Class D Common Units to the Limited Partner.  The Partnership shall conditionally issue to the Limited Partner 12,000,000 Class D Common Units (the “Retention Bonus Units”) pursuant to and subject to the Plan on the Retention Grant Date.  Upon such conditional issuance, the General Partner shall designate the Retention Bonus Units as a new series of Class D Common Units pursuant to the provisions of Section 3.1(f) of the Limited Partnership Agreement and the General Partner shall cause the Limited Partner to be named as the holder of the Retention Bonus Units in the books of the Partnership.  Upon issuance, the portion of the Limited Partner's Capital Account balance attributable to the Retention Bonus Units shall be $0 (zero dollars).  Upon issuance, the Retention Bonus Units shall be designated as “Original Common Units” of the Limited Partner (for purposes of the Limited Partnership Agreement) by the General Partner and the rights, duties and obligations of the Limited Partner with respect to the Retention Bonus Units under the Limited Partnership Agreement shall, except to the extent modified by the terms of this Agreement, be the same as those applicable thereunder to the Common Units he owns immediately prior to the Retention Grant Date.

2. Additional Grant of Class D Common Units to the Limited Partner.  The Partnership shall conditionally issue to the Limited Partner 7,000,000 Class D Common Units (the “Additional Retention Bonus Units” and, together with the Retention Bonus Units, the “Retention Units”) pursuant to and subject to the Plan or a successor plan on the Additional Retention Grant Date; provided, however, that, in order to be eligible to receive the Additional Retention Bonus Units, the Limited Partner shall not have been subject to a Withdrawal or Special Withdrawal on or prior to the Additional Retention Grant Date.  Upon such conditional issuance, the General Partner shall designate the Additional Retention Bonus Units as a new series of Class D Common Units pursuant to the provisions of Section 3.1(f) of the Limited Partnership Agreement and the General Partner shall cause the Limited Partner to be named as the holder of the Additional Retention Bonus Units in the books of the Partnership.  Upon issuance, the portion of the Limited Partner's Capital Account balance attributable to the Additional Retention Bonus Units shall be $0 (zero dollars).  Upon issuance, the Additional Retention Bonus Units shall be designated as “Original Common Units” of the Limited Partner (for purposes of the Limited Partnership Agreement) by the General Partner and the rights, duties and obligations of the Limited Partner with respect to the Additional Retention Bonus Units under the Limited Partnership Agreement shall, except to the extent modified by the terms of this Agreement, be the same as those applicable thereunder to the Retention Bonus Units.

3. Withdrawal, Vesting, Non-Compete, Tag-Along Rights and Drag-Along Rights Provisions.

(a) Withdrawal and Vesting Provisions.  The following changes shall apply to the provisions of Sections 2.13(g), 8.3(a)(ii) and 8.4(b) of the Limited Partnership Agreement with respect to the Limited Partner and any Related Trusts and their Retention Units:

(i) the Retention Units shall be treated as Class A Common Units under such Sections of the Limited Partnership Agreement;

(ii) the consequences of any breach by the Limited Partner of any of the covenants set forth in Section 2.13(b) of the Limited Partnership Agreement in respect of the Retention Units shall be as set forth in Section 3(b)(ii) below;

(iii) the Retention Bonus Units shall, subject to the other terms hereof, conditionally vest in equal installments on each anniversary of January 1, 2013 for ten years, commencing on January 1, 2014 and ending on January 1, 2023;

(iv) the Additional Retention Bonus Units shall, subject to the other terms hereof, conditionally vest in ten equal installments, with the first such conditional vesting date being the Additional Retention Grant Date and the remaining nine conditional vesting dates being each anniversary of January 1, 2014 for nine years, commencing on January 1, 2015 and ending on January 1, 2023; and

(v) After issuance, the Retention Units shall cease to vest in the event of a Withdrawal prior to January 1, 2023.  In addition and notwithstanding the foregoing vesting schedule, if, prior to January 1, 2023, the Limited Partner is subject to a Withdrawal (i) for Cause pursuant to clause (A) of Section 8.3(a)(i) of the Limited Partnership Agreement (a “Withdrawal for Cause”) or (ii) pursuant to clause (C) of Section 8.3(a)(i) of the Limited Partnership Agreement (a “Resignation or Retirement”), then the Limited Partner and his Related Trusts shall only be entitled to retain a number of their conditionally vested Retention Units equal to the product of the Retention Percentage (as defined below) and the number of Retention Units that had become conditionally vested prior to such Withdrawal pursuant to this Section 3(a).  All Retention Units that had become conditionally vested but which the Limited Partner and his Related Trusts are not entitled to retain pursuant to the foregoing sentence shall become unvested. The retention of any conditionally vested Retention Units by the Limited Partner and his Related Trusts shall be subject to (i) the Limited Partner complying in all respects with the Limited Partnership Agreement including, without limitation, the restrictions regarding Confidentiality, Intellectual Property, Non-Solicitation, Non-Disparagement, Non-Interference, Short Selling, Hedging Transactions, and Compliance with Policies, set forth in Sections 2.12, 2.13, 2.18, and 2.19 of the Limited Partnership Agreement, and (ii) the Limited Partner executing and not revoking a general release agreement in a form acceptable to the General Partner.  Upon a Withdrawal prior to January 1, 2023, all unvested Retention Units of the Limited Partner and his Related Trusts shall be reallocated, as otherwise set forth in Section 8.3(a)(ii) of the Limited Partnership Agreement.  If any conditionally vested Retention Units (or any Class A Common Units acquired in respect thereof) are reallocated under this Section 3(a) or Section 3(b)(ii) below, any such reallocated Common Units shall remain conditionally vested. If the Limited Partner is subject to a Withdrawal without Cause (other than a Resignation or Retirement), then the Limited Partner and his Related Trusts shall be entitled to retain 100% of his conditionally vested Retention Units. The “Retention Percentage” shall mean: (i) with respect to a Withdrawal for Cause, 50% and (ii) with respect to a Resignation or Retirement, 70%.

(b) Non-Competition Provisions.

(i) Non-Competition Covenant.  Notwithstanding any provisions of the Initial Partner Agreement to the contrary, the Restricted Period with respect to the Limited Partner shall, for purposes of Section 2.13(b) of the Limited Partnership Agreement, conclude on the last day of the 24-month period immediately following the date of the Limited Partner's Special Withdrawal or Withdrawal.

(ii) Consequences of Breach.  The grants of Retention Units hereunder shall be conditionally granted subject to the Limited Partner's compliance with the covenants set forth in Section 2.13(b) of the Limited Partnership Agreement.  Without limitation or contradiction of the foregoing, and in addition to the applicability of Section 2.13(g) of the Limited Partnership Agreement as described in Section 3(a) above, the Limited Partner agrees that it would be impossible to compute the actual damages resulting from a breach of any such covenants, and that the amounts set forth in this Section 3(b)(ii) are reasonable and do not operate as a penalty, but are a genuine pre-estimate of the anticipated loss that the Partnership and other members of the Och-Ziff Group would suffer from any such covenants.  In the event the Limited Partner breaches any such covenants, then the Limited Partner shall have failed to satisfy the condition subsequent to the grants of Retention Units and the Limited Partner agrees that:

(A) on or after the date of such breach, any Retention Units (or any Class A Common Units acquired in respect thereof) received by the Limited Partner and all allocations and distributions on such Common Units that would otherwise have been received by the Limited Partner on or after the date of such breach shall thereafter be reallocated from the Limited Partner in accordance with Section 2.13(g) of the Limited Partnership Agreement, provided that any such Class D Common Units shall be treated as Class A Common Units thereunder;

(B) on or after the date of such breach, no allocations shall be made to the Limited Partner's Capital Accounts and no distributions shall be made to the Limited Partner in respect of any Retention Units (or any Class A Common Units acquired in respect thereof);

(C) on or after the date of such breach, no Transfer (including any exchange pursuant to the Exchange Agreement) of any Retention Units (or any Class A Common Units acquired in respect thereof) of the Limited Partner shall be permitted under any circumstances notwithstanding anything to the contrary in any other agreement;

(D) on or after the date of such breach, no sale, exchange, assignment, pledge, hypothecation, bequeath, creation of an encumbrance, or any other transfer or disposition of any kind may be made of any of the Class A Shares acquired by the Limited Partner through an exchange pursuant to the Exchange Agreement of any Class A Common Units acquired by the Limited Partner in respect of any Retention Units (“Exchanged Class A Shares”); and

(E) on the Reallocation Date, the Limited Partner shall immediately:

(x)

pay to the Continuing Partners, in accordance with Section 2.13(g) of the Limited Partnership Agreement, a lump-sum cash amount equal to the sum of: (i) the total after-tax proceeds received by the Limited Partner for any Exchanged Class A Shares that were transferred during the 24-month period prior to the date of such breach; and (ii) any distributions received by the Limited Partner during such 24-month period on Exchanged Class A Shares;

(y)

transfer any Exchanged Class A Shares held by the Limited Partner on and after the date of such breach to the Continuing Partners in accordance with Section 2.13(g) of the Limited Partnership Agreement; and

(z)

pay to the Continuing Partners in accordance with Section 2.13(g) of the Limited Partnership Agreement a lump-sum cash amount equal to the sum of: (i) the total after-tax proceeds received by the Limited Partner for any Exchanged Class A Shares that were transferred on or after the date of such breach; and (ii) all distributions received by the Limited Partner on or after the date of such breach on Exchanged Class A Shares.

(c) Tag-Along Rights.  Notwithstanding the provisions of Section 8.5 of the Limited Partnership Agreement and the related definitions in Section 1.1 of the Limited Partnership Agreement, with respect to any Tag-Along Offer that:

(i) is for 50% or less of the Class A Shares and Common Units, then, for purposes of applying Section 8.5 of the Limited Partnership Agreement with respect to such Tag-Along Offer and calculating the number of each Potential Tag-Along Seller's Common Units that may participate in such Tag-Along Sale pursuant to the definition of “Tag-Along Securities,” only 10% of the unvested Class A Common Units owned by the Limited Partner and any Related Trusts at the time of such calculation that were acquired in respect of the Retention Units shall be taken into account (in addition to all unvested Class A Common Units not acquired in respect of Retention Units and all vested Class A Common Units that they own at such time).

(ii) is for more than 50% of the Class A Shares and Common Units, then, at the option of the Tag-Along Purchaser, (A) all of the vested and unvested Class A Common Units of the Limited Partner and any Related Trusts shall be taken into account for all purposes of the definition of “Tag-Along Securities” and the application of Section 8.5 of the Limited Partnership Agreement with respect to such Tag-Along Sale or (B) all such Class A Common Units other than any unvested Class A Common Units of the Limited Partner and any Related Trusts that were acquired in respect of the Retention Units shall be taken into account for all purposes of the definition of “Tag-Along Securities” and the application of Section 8.5 of the Limited Partnership Agreement and the Limited Partner shall be entitled to a position in the successor entity that is, in the good faith determination of the General Partner and the Limited Partner, substantially similar to his position with the Och-Ziff Group including, without limitation, in respect of ownership (including substantially similar economic rights with respect to ownership of the successor entity as described herein), vesting, responsibilities and title; and the terms of the Limited Partner’s position with such successor entity shall be adjusted so that the terms and conditions of such position, including the opportunity for the Limited Partner to receive annual distributions or other compensation from the successor entity, provide the Limited Partner with a substantially similar opportunity to receive the annual distributions or compensation that the Limited Partner had received in the prior year in respect of his ownership; provided that the Limited Partner acknowledges that there can be no assurances that he will receive any specified level of distributions or other compensation in respect of such ownership; provided, further, however, that in the event that the Tag-Along Purchaser requires the other Individual Limited Partners to enter into employment contracts or other agreements extending beyond January 1, 2023 as a condition to the Tag-Along Sale, the application of the foregoing provisions of this Section 3(c)(ii) shall be conditional upon the Limited Partner entering into an employment contract or other agreement with terms that are, in the good faith determination of the General Partner, substantially similar to those executed by other Individual Limited Partners except as provided for above.

(d) Drag-Along Rights Provisions.  Notwithstanding the provisions of Section 8.6 of the Limited Partnership Agreement and the related definitions in Section 1.1 of the Limited Partnership Agreement, with respect to any proposed Drag-Along Sale, at the option of the General Partner, (A) all of the vested and unvested Common Units of the Limited Partner and any Related Trusts shall be included for all purposes of the definition of “Drag-Along Securities” and the application of Section 8.6 of the Limited Partnership Agreement; or (B) all such Common Units other than any unvested Retention Units (or any unvested Class A Common Units acquired in respect thereof) shall be included for all purposes of the definition of “Drag-Along Securities” and the application of Section 8.6 of the Limited Partnership Agreement and the Limited Partner shall be entitled to a position in the successor entity that is, in the good faith determination of the General Partner and the Limited Partner, substantially similar to his position with the Och-Ziff Group including, without limitation, in respect of ownership (including substantially similar economic rights with respect to ownership of the successor entity as described herein), vesting, responsibilities and title; and the terms of the Limited Partner’s position with such successor entity shall be adjusted so that the terms and conditions of such position, including the opportunity for the Limited Partner to receive annual distributions or other compensation from the successor entity, provide the Limited Partner with a substantially similar opportunity to receive the annual distributions or compensation that the Limited Partner had received in the prior year in respect of his ownership; provided that the Limited Partner acknowledges that there can be no assurances that he will receive any specified level of distributions or other compensation in respect of such ownership; provided, further, however, that in the event that the Drag-Along Purchaser requires the other Individual Limited Partners to enter into employment contracts or other agreements extending beyond January 1, 2023 as a condition to the Drag-Along Sale, the application of the foregoing provisions of this Section 3(d) shall be conditional upon the Limited Partner entering into an employment contract or other agreement with terms that are, in the good faith determination of the General Partner, substantially similar to those executed by other Individual Limited Partners except as provided for above.

(e) Cross-References.  References in the Limited Partnership Agreement to Sections thereof (including Sections 2.13(b), 2.13(g), 8.3(a), 8.4(b), 8.5 and 8.6) (as modified by the Existing Partner Agreements, if applicable) that are modified by this Agreement shall be deemed to refer to such Sections as modified hereby.

(f) Minimum Retention Requirements.  Notwithstanding any provisions of the Limited Partnership Agreement, any Existing Partner Agreement or this Agreement to the contrary, prior to January 1, 2023, neither you nor your Related Trusts shall be permitted to Transfer any Retention Units unless, following the date of such Transfer, you and your Related Trusts continue to hold in the aggregate at least 70% of the Retention Units that have conditionally vested on or before the date of such Transfer (without regard to dispositions, other than dispositions pursuant to Sections 8.5 or 8.6 of the Limited Partnership Agreement (as amended by Sections 3(c) and 3(d) above)).

4. Discretionary Payments under the Initial Partner Agreement.   Notwithstanding any provisions of the Initial Partner Agreement to the contrary, the Limited Partner shall not be entitled to receive any Discretionary Payment (as defined in the Initial Partner Agreement) pursuant to the Initial Partner Agreement for fiscal years after fiscal year 2012.

5. Distributions.  Notwithstanding any provisions of the Limited Partnership Agreement to the contrary, the Limited Partner shall only be entitled to receive distributions from the Partnership (i) in respect of his Retention Bonus Units beginning with distributions with respect to the income earned by the Partnership in the first quarter of 2013 and (ii) in respect of his Additional Retention Bonus Units beginning with distributions with respect to the income earned by the Partnership in the first quarter of 2014, in each case that are equivalent to those generally distributable to the Partners of the Partnership in respect of their Common Units.

6. Compensation Clawback Policy.  As a highly regulated, global alternative asset management firm, Och-Ziff has had a long-standing commitment to ensure that its partners, officers and employees adhere to the highest professional and personal standards.  Och-Ziff has long held that under current law fraud, misconduct and malfeasance by any of its partners, officers and employees that leads to a restatement of Och-Ziff's financial results or other fraud or malfeasance committed by the Limited Partner could subject such individuals to a disgorgement of prior compensation and, in light of the highly regulated nature of Och-Ziff's business, that the Compensation Committee would likely pursue such remedy, among others, where appropriate based on the facts and circumstances surrounding the restatement and existing laws.  The Compensation Committee will amend its clawback policy, as needed, to the extent that the United States Securities and Exchange Commission adopts the final implementing rules regarding compensation clawbacks mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

7. Registration Rights.   The parties hereto acknowledge that the Limited Partner is a Covered Person (as defined in the Registration Rights Agreement) and agree that, upon his Retention Units becoming Registrable Securities (as defined in the Registration Rights Agreement), the Limited Partner shall be entitled to the same rights and preferences granted under the Registration Rights Agreement to all Covered Persons in respect of their Registrable Securities.

8. Acknowledgment.  The Limited Partner acknowledges that he has been given the opportunity to ask questions of the Partnership and has consulted with counsel concerning this Agreement to the extent the Limited Partner deems necessary in order to be fully informed with respect thereto.

9. Miscellaneous.

(a) Any notice required or permitted under this Agreement shall be given in accordance with Section 10.10 of the Limited Partnership Agreement.

(b) Except as specifically provided herein, this Agreement cannot be amended or modified except by a writing signed by both parties hereto.  Daniel S. Och (or, following the death, Disability or Withdrawal of Daniel S. Och, the Partner Management Committee) in his (or their) sole discretion may amend the provisions of this Agreement relating to the Retention Units or the terms of any Existing Partner Agreements, in whole or in part, at any time, if he (or they) determine in his (or their) sole discretion that the adoption of any such amendments are necessary or desirable to comply with applicable law; provided, however, that, if any such amendment would require the approval of the Compensation Committee, then any such determinations or amendments shall be made by the Compensation Committee in its sole discretion, based on recommendations from Daniel S. Och (or, following the death, Disability or Withdrawal of Daniel S. Och, the Partner Management Committee).

(c) This Agreement and any amendment hereto made in accordance with Section 9(b) hereof shall be binding as to executors, administrators, estates, heirs and legal successors, or nominees or representatives, of the Limited Partner, and may be executed in several counterparts with the same effect as if the parties executing the several counterparts had all executed one counterpart.

(d) If any provision of this Agreement shall be deemed invalid or unenforceable as written, it shall be construed, to the greatest extent possible, in a manner which shall render it valid and enforceable, and any limitations on the scope or duration of any such provision necessary to make it valid and enforceable shall be deemed to be part thereof, and no invalidity or unenforceability of any provision shall affect any other portion of this Agreement unless the provision deemed to be so invalid or unenforceable is a material element of this Agreement, taken as a whole.

(e) The failure by any party hereto to enforce at any time any provision of this Agreement, or to require at any time performance by any party hereto of any provision hereof, shall in no way be construed as a waiver of such provision, nor in any way affect the validity of this Agreement or any part hereof, or the right of any party hereto thereafter to enforce each and every such provision in accordance with its terms.

(f) This Agreement amends the Limited Partnership Agreement and the Existing Partner Agreements to the extent specifically provided herein.  The Limited Partner acknowledges and agrees that, in the event of any conflict with respect to the rights and obligations of the Limited Partner between (i) the terms of the Limited Partnership Agreement and the Existing Partner Agreements and (ii) the terms of this Agreement, the terms of this Agreement shall control.  Except as specifically provided herein, this Agreement shall not otherwise affect any of the terms of the Limited Partnership Agreement or the Existing Partner Agreements.

(g) Any remedies provided for in this Agreement shall be cumulative in nature and shall be in addition to any other remedies whatsoever (whether by operation of law, equity, contract or otherwise) which any party may otherwise have.

IN WITNESS WHEREOF, this Partner Agreement is executed and delivered as of the date first written above by the undersigned, and the undersigned do hereby agree to be bound by the terms and provisions set forth in this Partner Agreement.

GENERAL PARTNER:

OCH-ZIFF HOLDING CORPORATION, a Delaware corporation

By:	/s/ Joel M. Frank
Name:	Joel M. Frank
Title:	Chief Financial Officer

THE LIMITED PARTNER:

/s/ James Levin
Name: James Levin